UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2005

MONTEREY GOURMET FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22534-LA	77-0227341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1528 Moffett Street
Salinas, California 93905
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (831) 753-6262

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 9, 2005, Monterey Gourmet Foods, Inc. announced that Scott S. Wheeler had been appointed to the Company’s Board of Directors effective the same day to fill a position on the Board that has been vacant since October 2003.  Mr. Wheeler will serve until the annual meeting of stockholders to be held in July 2005 or until his earlier resignation or removal.

Mr. Wheeler joined Monterey Gourmet Foods in April 2003 as Corporate Controller, and was promoted to Chief Financial Officer, effective October 27, 2003.  His most recent position before joining the Company was Vice President and Senior Financial Officer of KBC Edible Beans Division of ConAgra Foods, Inc. a public company, where he worked for three years.  Prior to that he worked for Mallard’s Food Products both when it was an independent company and after it was purchased by Tyson Foods, Inc.  Prior to joining Mallard’s, Mr. Wheeler held a variety of positions with Basic American Foods over a thirteen-year period.  He is a CPA with an MBA in finance from Golden Gate University in San Francisco, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTEREY GOURMET FOODS, INC.
(Registrant)

Date: May 10, 2005	By:	/s/ Scott Wheeler
Scott Wheeler
Chief Financial Officer